EXHIBIT 23.1




CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-63863) of Sodexho Marriott Services, Inc. pertaining to the Sodexho Marriott Services, Inc. 401(k) Employees' Retirement Savings Plan and Trust of our report dated June 9, 2000, with respect to the financial statements and schedule of the Sodexho Marriott Services, Inc. 401(k) Employees' Retirement Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1999.


                              /s/ Ernst & Young LLP

McLean, Virginia
June 20, 2000